2025 CONCLUDES NEAR FORECAST / 2026 HOLDS PROMISE Before the start of the 2025 calendar year, we developed a budget and forecast outlining our anticipated financial results. Historically, forecasting has been challenging due to volatility in processing margins and the inherent uncertainty within agriculture. In 2025, despite significant variability throughout the year, actual results finished very close to expectations. As a result, SDSP delivered solid returns and a respectable performance for the year. Looking ahead to 2026, uncertainty surrounding our performance appears greater than ever. Trade policy developments, federal program changes, interest rate pressures, and increasing global competition all present meaningful challenges. Even so, the underlying fundamentals of our business remain strong. Global protein demand continues to grow at a robust pace. Demand for soybean meal, the premier high- protein feed ingredient in both the U.S. and global markets, has never been stronger. Additionally, soybean oil demand in 2026 has the potential to improve significantly. Rumored Renewable Volume Obligations for 2026–2027 indicate a substantial increase over 2025 levels, which could materially enhance soybean oil values. The coming year will also be pivotal for our newest venture, High Plains Processing. Since coming online this past October, the plant has steadily progressed toward consistent, full-capacity operation. Mechanical and operational challenges are being addressed, and with continued focus and dedication, the facility is well-positioned for a strong first full year of operation. As always, thank you for your continued support. Tom soybean p r o c e s s o r s S O U T H D A K O T A Winter 2026 Newsletter www.sdsbp.com ARTICLES: 1  2025 CONCLUDES NEAR FORECAST / 2026 HOLDS PROMISE 2  UNAUDITED FINANCIAL STATEMENTS 3  HIGH PLAINS PROCESSING PROJECT: PROGRESS UPDATE 3 TAX UPDATE 4  NON-GMO SOYBEANS = INCREASED PROFIT 4  REMINDER: BOARD MEMBER NOMINATION DEADLINE - 1 - Tom Kersting, CEO

# UNAUDITED FINANCIAL STATEMENTS

*Condensed Consolidated Balance Sheet*
*December 31, 2025*

| ASSETS | |
|---|---|
| **CURRENT ASSETS** | |
| Cash And Cash Equivalents | $8,352,627 |
| Trade Accounts Receivable | 29,285,341 |
| Inventories | 132,834,755 |
| Commodity Derivative Instruments | 9,866,657 |
| Prepaid Expenses | 3,377,296 |
| **Total Current Assets** | **183,716,676** |
| **PROPERTY AND EQUIPMENT** | 638,123,619 |
| Less Accumulated Depreciation | (84,732,372) |
| **Total Property And Equipment, Net** | **553,391,247** |
| **OTHER ASSETS** | |
| Investments | 19,156,025 |
| Right-Of-Use Lease Asset, Net | 85,535,599 |
| Other Assets | 982,687 |
| **Total Other Assets** | **105,674,311** |
| **TOTAL ASSETS** | **$842,782,234** |

| LIABILITIES AND MEMBERS' EQUITY | |
|---|---|
| **CURRENT LIABILITIES** | |
| Excess Outstanding Checks over Bank Balance | $18,713,458 |
| Current Maturities Of Long-Term Debt | 646,064 |
| Note Payable - Seasonal Loan | 27,372,787 |
| Current Operating Lease Liabilities | 8,025,011 |
| Accounts Payable | 3,157,382 |
| Accrued Commodity Purchases | 73,331,567 |
| Commodity Derivative Instruments | 4,968,237 |
| Other Current Liabilities | 22,124,638 |
| **Total Current Liabilities** | **158,339,144** |
| **LONG TERM LIABILITIES** | |
| Long-Term Debt, Net Of Current Maturities | 251,142,632 |
| Long-Term Operating Lease Liabilities | 75,310,587 |
| Other Long-Term Liabilities | 16,762,860 |
| **Total Long-Term Liabilities** | **343,216,079** |
| **MEMBERS' EQUITY** | |
| Members' Equity | 188,342,694 |
| Non-Controlling Interests In Consolidated Entities | 152,884,317 |
| **Total Members' Equity** | **341,227,011** |
| **TOTAL LIABILITIES AND MEMBERS' EQUITY** | **$842,782,234** |

*Condensed Consolidated Statement of Operations*
*For the Year Ended December 31, 2025*

| **REVENUES** | **$503,815,120** |
|---|---|
| Cost of Revenues | (479,117,044) |
| **Gross Profit** | **24,698,076** |
| Administrative Expenses | (7,244,566) |
| **Operating Profit** | **17,453,510** |
| **OTHER INCOME (EXPENSE)** | |
| Interest Expense | (6,093,718) |
| Other Non-Operating Income | 1,582,768 |
| **Total Other Income (Expense)** | **(4,510,950)** |
| **Net Income** | **12,942,560** |
| Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities | (4,793,086) |
| **Net Income Attributable to the Company** | **$17,735,646** |
| **Basic and Diluted Earings per Capital Unit** | $0.58 |
| **Weighted Average Number of Units Outstanding for Calculation of Basic and Diluted Earnings per Capitol Unit** | 30,411,500 |

## CAPITAL UNITS TRADING HISTORY

| Period | Units Traded | Average | High | Low |
|---|---|---|---|---|
| 2025-Q4 | 38,000 | $7.03 | $7.50 | $6.98 |
| 2025-Q3 | 128,500 | $6.96 | $7.05 | $6.75 |
| 2025-Q2 | 47,250 | $6.96 | $7.10 | $6.70 |
| 2025-Q1 | 25,000 | $7.36 | $7.50 | $7.14 |

SDSP Capital Units are traded on an alternative trading system, operated by Variable Investment Associates, Inc. (VIA). Offers to buy or sell capital units can be placed online at www.agstocktrade.com or by calling VIA at 800-859-3018.

For more details regarding SDSP's Capital Units Transfer System, please visit our web site at sdsbp.com, or email memberinfo@sdsbp.com.

- 2 -

- 3 - The end of 2025 saw the results of two years of construction come to completion at the High Plains Processing plant. The newly constructed facility was brought online in phases as construction was completed. Soybean crushing commenced in October, followed by refining operations in November. These accomplishments mark a major milestone in the work completed by the SDSP team and project partners. Plant capacity run rates continue to progress as operating units are streamlined and production efficiencies are optimized. Over the next several months, the focus will remain on testing rates, validating performance, and benchmarking the new asset against existing facilities. These efforts will help establish stable operating baselines, identify opportunities for improvement, and position the plant for reliable, long-term performance as it transitions from startup to sustained operations. We are grateful for the support of project stakeholders, including producers, community partners, investors, contractors, lenders, and regulators, whose collaboration and trust were essential to bringing the facility from concept to operation. HIGH PLAINS PROCESSING PROJECT: PROGRESS UPDATE Carl Odde, Chief Operating Officer During the start-up of High Plains Processing’s new facility this fall, the subsidiary elected to utilize bonus depreciation on qualifying capital investments. As a result, the subsidiary generated a sizable tax loss for the year, which was allocated to each of its members, including SDSP’s members. Each of our members’ Schedule K-1s will reflect their proportionate share of the tax loss allocated to the Company. This tax loss is a timing difference and does not impact the operational performance or cash position of SDSP or High Plains Processing. TAX UPDATE: BONUS DEPRECIATION AND 2025 TAX LOSS ALLOCATION Mark Hyde, Chief Financial Officer

100 Caspian Ave PO Box 500 Volga, SD 57071 JUST STEPS AWAY! For those that interact in-person with our administrative teams, you will experience the same amazing customer service just steps from our prior location. See the map below to reference our customer entrance. The new office will not be receiving any truck traffic. Signs will be posted at the kiosks with helpful contact information. old admin building new admin building WASHINGTON RD. C A S P IA N A V E. B R IT TA N Y A V E. The demand for Non-GMO soybean products has grown since we began our program in 2015. Today, we reward SDSP-certified growers $2.50/bushel premium for growing this specialty crop. Demand for Non-GMO soybean meal has grown, and one of our largest end users is Houdek, located in Volga, SD. As stated by Mark Luecke, CEO of Houdek, “ We are entering the fifth year of strategic supply agreements with the largest salmon feed producer in the world, which is based in Norway. The salmon feed market in Norway requires Non-GMO ingredients, much like the rest of the European Union. The partnership between Houdek, SDSP, and its farmer members to source Non-GMO soybeans provides a distinct competitive advantage to South Dakota soybean growers. We are asking growers to consider planting Non-GMO soybeans in 2026 to help us maintain this competitive advantage.” This is an exciting market for SDSP to be involved in. For more information about the program, please give us a call at 1-888- 737-7888. NON-GMO SOYBEANS = INCREASED PROFIT Kari Vander Wal, Soybean Procurement Manager REMINDER If you are interested in running for the Board of Managers, please submit a Nomination Petition Form by March 16th. To request a form, please contact Amy Koisti at 605-627-6100 or email her at amy.koisti@sdsbp.com.